Exhibit 99.1

NEWS RELEASE

	Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549
[FOR IMMEDIATE RELEASE]
DRG&E
Ken Dennard, Managing Partner
Ben Burnham, AVP
713-529-6600

Forbes Energy Services Announces Closing of Private Placement of $20 Million of First Priority Notes

ALICE, TEXAS – October 5, 2009 – Forbes Energy Services Ltd. (TSX: FRB) (the “Company”) announced today that on October 2, 2009 the Company and its domestic subsidiaries completed the sale by the Company’s subsidiaries, Forbes Energy Services LLC and Forbes Energy Capital Inc., of $20 million aggregate principal amount of first lien floating rate notes to Goldman, Sachs & Co. in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended. The Company used the net proceeds from this issuance to repay outstanding indebtedness under and terminate its existing revolving credit facility.

About the Company

Forbes Energy Services Ltd. is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas, Mississippi and Mexico.